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                                                                 EXHIBIT 3.2


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                          FLORIDA DEPARTMENT OF STATE
                               Sandra B. Mortham
                               Secretary of State

August 22, 1996

Mold-A-Brace, Inc.
10138 Lexington Est. Blvd.
Boca Raton, FL 33428

Re: Document Number P93000022580

The Articles of Amendment to the Articles of Incorporation of MOLD - A BRACE, INC. which changed its name to MEDIFORCE, INC., a Florida corporation, were filed on August 22, 1996.

Should you have any questions regarding this matter, please telephone (904) 487-6050, the Amendment Filing Section.

Steven Harris
Corporate Specialist
Division of Corporation                             Letter Number: 89600040004
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         ARTICLES OF AMENDMENT TO                FILED
        ARTICLES OF INCORPORATION          96 AUG 22 PM 2:55
                    OF
            MOLD-A-BRACE, INC.             SECRETARY OF STATE
                                          TALLAHASSEE, FLORIDA

     Pursuant to the provisions of Chapter 607, Florida Statutes, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation, filed March 25, 1993, #P930000225880.

     FIRST:    The name of the corporation is MOLD-A-BRACE, INC.

     SECOND:   The following amendment of the Articles of Incorporation was adopted by the corporation:
     Change of Name:
          From:     MOLD-A-BRACE, INC.
          To  :     MEDIFORCE, INC.
     Stock:
          This Corporation is authorized to issue ten million (10,000,000) shares of ten cents ($.10) par value common stock which shall be designated "COMMON SHARES".

     THIRD:    The amendment was adopted by the Board of Directors on the 9th day of August, 1996.
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     FOURTH: The amendment was approved by a majority of the shareholders of the corporation on the 9 day of August, 1996.

DATED:    August 19, 1996.


                                        MEDIFORCE, INC.

                                        /s/ WILMA COX
                                        ------------------------------------
                                        WILMA COX, President


Attest:

/s/ WILMA COX
----------------------------------
               , Secretary

STATE OF FLORIDA
COUNTY OF PALM BEACH

     I HEREBY CERTIFY that on this day before me, an officer duly qualified to take acknowledgements, personally appeared WILMA COX,

     1.   (    ) to me personally known to be the person described herein and who executed the foregoing instrument, and acknowledged under oath that she executed the same.

     OR

     2. ( X ) who produced identification in the form of Florida Driver's License #C200-920-38-746-0 Exp

     WITNESS my hand and official seal in the County and State aforesaid this 19th day of August, 1996.

/s/ ESTHER M. MUNNILAL
--------------------------------
Notary Public

Esther M. Munnilal
--------------------------------
(Type/print Name of Notary)

My Commission Expires: Dec. 21, 1996

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